Exhibit 5.1

                              Eric P. Littman, P.A.
                                 Attorney at Law
                               7695 SW 104 Street
                                    Suite 210
                                 Miami, FL 33156
                               Tel: (305) 663-3333
                               Fax: (305) 668-0003


                                  March 4, 2005


The Board of Directors
GeneThera, Inc.
3930 Youngfield Street
Wheat Ridge, CO 80033

                  Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as special counsel to GeneThera, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form SB-2 filed on or about March 4, 2005, (the "Registration Statement") relating to the resale of an aggregate of up to 4,208,381 shares of Common Stock, par value $0.001 per share (the "Shares") of the Company by certain selling shareholders as disclosed in the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

The Board of Directors
GeneThera, Inc.
March 4, 2005
Page 2

Based on the foregoing, we are of the opinion that the Shares issued and to be issued to the Selling Shareholders under the terms of the Instruments have been duly authorized and, upon issuance, delivery and payment there for in accordance with the terms of the Instruments as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the "Validity of Common Stock" heading in the Prospectus forming part of the Registration Statement.


Very truly yours,



/s/ Eric P. Littman
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    Eric P. Littman